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                                                                   EXHIBIT 12-31

                               DTE ENERGY COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                                                       Twelve Months Ended December 31
                                                                      --------------------------------------------------------------
                                                                       2002          2001          2000          1999          1998
                                                                      ------        ------        ------        ------        ------
(Millions of Dollars)
EARNINGS:
  Pretax earnings                                                     $  573        $  219        $  480        $  546        $  600
    Add:
      Loss from equity investee                                           14            22            26            15             5
      Fixed charges                                                      562           478           370           378           353
      Distributed income from equity investees                            10             9          --            --            --
                                                                      ------        ------        ------        ------        ------
                                                                       1,159           728           876           939           958
                                                                      ------        ------        ------        ------        ------


FIXED CHARGES:
    Interest expense                                                     558           470           336           344           319
    Interest factor of rents                                               4             8            34            34            34
                                                                      ------        ------        ------        ------        ------
                                                                      $  562        $  478        $  370        $  378        $  353
                                                                      ------        ------        ------        ------        ------

Ratio of earnings to fixed charges                                      2.06          1.52          2.37          2.48          2.72
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